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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                ITEL CORPORATION

             ------------------------------------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

             ------------------------------------------------------

     ITEL Corporation, a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows:

          FIRST: The Corporation has capital stock.

          SECOND: Article FIRST of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

             FIRST: The name of the Corporation shall be Anixter International Inc.

          THIRD: The foregoing amendment was duly adopted in accordance with
     Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ITEL Corporation has caused this Certificate to be executed in its corporate name this 31st day of August, 1995.

                                          ITEL CORPORATION

                                          By: /s/ ROD DAMMEYER
                                              ----------------------------------
                                              Name: Rod Dammeyer
                                              Title: President

ATTEST:

By: /s/ JAMES E. KNOX
    ----------------------------------
    Name: James E. Knox
    Title: Secretary
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                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                ITEL CORPORATION

     ITEL Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is ITEL Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of Delaware was December 6, 1967, and the name under which it was originally so incorporated was SSI COMPUTER CORPORATION.

     2. The test of the Restated Certificate of Incorporation as amended and restated shall be and read in full as follows:

          FIRST: The name of the Corporation shall be ITEL Corporation.

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock of all classes which the Corporation shall have the authority to issue shall be one hundred fifteen million (115,000,000) consisting of one hundred million (100,000,000) shares of Common Stock, par value $1.00 per share, and fifteen million (15,000,000) shares of Class B Preferred Stock, par value $1.00 per share.

          FIFTH: The board of directors of the Corporation may, by resolution, from time to time issue in one or more series any unissued shares of Class B Preferred Stock and may fix, or alter in one or more respects from time to time before issuance of such shares, the number and designation of any series, liquidation and dividend rights, preference rights, voting rights, redemption rights, conversion rights, and any other rights and qualifications, limitations or restrictions of, and the terms of any purchase, retirement, or sinking fund which may be provided for, such shares of Class B Preferred Stock.

          SIXTH: The Corporation shall not issue any shares of stock of any class or series without voting rights.

          SEVENTH: The Corporation is to have perpetual existence.

          EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said ITEL Corporation has caused this certificate to be executed in its corporate name this 29th day of September, 1987.

                                          ITEL CORPORATION

                                          By /s/ ROD DAMMEYER
                                          --------------------------------------
                                             President

ITEL CORPORATION
CORPORATE SEAL
1967
DELAWARE

ATTEST:

By /s/ JAMES E. KNOX
----------------------------------------------------
   Secretary